UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2025
MGM Resorts International
(Exact name of Registrant as Specified in its Charter)

Delaware	001-10362	88-0215232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3600 Las Vegas Boulevard South, Las Vegas, Nevada  89109
(Address of principal executive offices – Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 693-7120
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	MGM	New York Stock Exchange	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CRF § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CRF § 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2025 (the “Agreement Date”), MGM China Holdings Limited (“MGM China”), an indirect majority-owned subsidiary of MGM Resorts International, entered into a HK$23.4 billion unsecured revolving credit facility with certain lenders party thereto (the “Revolving Credit Facility”). The Revolving Credit Facility will bear interest at a fluctuating rate per annum based on HIBOR plus a margin (in the range of 1.625% to 2.75%), which will be determined by MGM China’s leverage ratio. The proceeds of the Revolving Credit Facility will be used to refinance MGM China’s existing senior unsecured credit facilities, for ongoing working capital needs and general corporate purposes. The availability of the Revolving Credit Facility is subject to customary documentary conditions. The Revolving Credit Facility is scheduled to mature 60 Months (as defined therein) after the Agreement Date. With effect from April 22, 2025, the date of first utilization of the Revolving Credit Facility, the amounts due under MGM China’s existing senior unsecured credit facilities will be repaid in full and the total commitments thereof will be canceled in full.

The Revolving Credit Facility contains customary representations and warranties, events of default, affirmative covenants and negative covenants, which impose restrictions on, among other things, the ability of MGM China and its subsidiaries from incurring liens or engaging in certain asset dispositions. MGM China is also required to maintain compliance with a maximum consolidated total leverage ratio and a minimum interest coverage ratio. In addition, if MGM Resorts International ceases to own more than 50% of the issued ordinary share capital of MGM China then the Revolving Credit Facility must be prepaid in full.

The foregoing description of the Revolving Credit Facility is qualified in its entirety by reference to the Revolving Credit Facility, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Revolving Credit Facility were made only for purposes of the Revolving Credit Facility and as of the specific date (or dates) set forth therein and were solely for the benefit of the parties to the Revolving Credit Facility and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Revolving Credit Facility may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Revolving Credit Facility and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of MGM China.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Revolving Credit Facility Agreement, dated April 15, 2025, by and among MGM China Holdings Limited and certain Lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MGM Resorts International

Date: April 16, 2025	By:	/s/ Jessica Cunningham
Name: Jessica Cunningham
Title: Senior Vice President, Legal Counsel and Assistant Secretary